                                                                   EXHIBIT 10.17







                            STOCK PURCHASE AGREEMENT

                                  by and among

                          MERKERT AMERICAN CORPORATION
                                    as Buyer

                         BUCKEYE SALES & MARKETING, INC.
                                      d/b/a
                           THE SELL GROUP - CLEVELAND
                                 as the Company

                           JF & JF LIMITED PARTNERSHIP
                        as the Stockholder of the Company

                                       and

                               THE PRIMARY PARTIES



                                  July 7, 1999

                            STOCK PURCHASE AGREEMENT

                                      INDEX

                                                                            Page

SECTION 1. SALE OF SHARES AND PURCHASE PRICE...................................1
     1.1   Transfer of Company Shares..........................................1
     1.2   Purchase Price and Payment..........................................2
     1.3   Revenue Statement Dispute Resolution................................3
     1.4   Time and Place of Closing...........................................4
     1.5   Stockholder's Representative........................................4
     1.6   Further Assurances..................................................5
     1.7   Transfer Taxes......................................................5

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
           STOCKHOLDER.........................................................6
     2.1   Making of Representations and Warranties............................6
     2.2   Organization and Qualifications of the Company......................6
     2.3   Capital Stock of the Company; Beneficial Ownership..................6
     2.4   Subsidiaries; Acquisitions..........................................7
     2.5   Authority of the Company, the Stockholder and the Primary Parties...7
     2.6   No Conflicts........................................................7
     2.7   Real and Personal Property..........................................8
     2.8   Financial Statements and Related Matters...........................10
     2.9   Taxes..............................................................13
     2.10  Collectibility of Accounts Receivable..............................14
     2.11  Inventories........................................................14
     2.12  Absence of Certain Changes.........................................14
     2.13  Ordinary Course....................................................16
     2.14  Approvals; Consents................................................16
     2.15  Banking Relations..................................................16
     2.16  Intellectual Property..............................................17
     2.17  Year 2000..........................................................18
     2.18  Contracts..........................................................19
     2.19  Litigation.........................................................21
     2.20  Compliance with Laws...............................................21
     2.21  Insurance..........................................................21
     2.22  Powers of Attorney.................................................21
     2.23  Finder's Fee.......................................................22
     2.24  Permits; Burdensome Agreements.....................................22
     2.25  Corporate Records; Copies of Documents.............................22
     2.26  Transactions with Interested Persons...............................22
     2.27  Employee Benefit Programs..........................................22
     2.28  Environmental Matters..............................................26

                                       (i)

                                                                            Page
     2.29  List of Directors, Officers and Employees..........................27
     2.30  Employees; Labor Matters...........................................27
     2.31  Principals.........................................................28
     2.32  Absence of Improper Payments.......................................29
     2.33  Transfer of Shares.................................................29
     2.34  Stock Repurchase...................................................30
     2.35  Disclosure.........................................................30

SECTION 3. COVENANTS OF THE COMPANY, THE STOCKHOLDER AND THE
           PRIMARY PARTIES....................................................30
     3.1   Making of Covenants and Agreements.................................30
     3.2   Cooperation........................................................30
     3.3   Consents...........................................................30
     3.4   Notice of Default..................................................30
     3.5   Conduct of Business................................................31
     3.6   Acquisition Proposals..............................................32
     3.7   Transfers of Shares; Voting........................................33
     3.8   Confidentiality....................................................33
     3.9   Tax Returns........................................................33
     3.10  Lease..............................................................33
     3.11  Consummation of Agreement..........................................34
     3.12  Fees and Expenses..................................................34

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER............................34
     4.1   Making of Representations and Warranties...........................34
     4.2   Organization of Buyer..............................................34
     4.3   Authority of Buyer.................................................34
     4.4   Litigation.........................................................34
     4.5   Finder's Fee.......................................................34
     4.6   No Conflicts.......................................................35

SECTION 5. COVENANTS OF BUYER.................................................35
     5.1   Making of Covenants and Agreements.................................35
     5.2   Consents...........................................................35
     5.3   Confidentiality....................................................35
     5.4   Indebtedness.......................................................36
     5.5   Release of Guaranty................................................36

SECTION 6. CONDITIONS.........................................................36
     6.1   Conditions to the Obligations of Buyer.............................36
     6.2   Conditions to Obligations of the Company and the Stockholder.......39

SECTION 7. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED........................40
     7.1   Termination........................................................40


                                      (ii)

                                                                            Page

     7.2    Effect of Termination.............................................40
     7.3    Right to Proceed..................................................40

SECTION 8.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING......................41
     8.1    Survival of Warranties............................................41

SECTION 9.  INDEMNIFICATION...................................................41
     9.1    Indemnification by the Stockholder and the Primary Parties........41
     9.2    Limitations on Indemnification by the Stockholder.................42
     9.3    Indemnification by Buyer..........................................43
     9.4    Limitation on Indemnification by Buyer............................44
     9.5    Notice; Defense of Claims.........................................44
     9.6    Satisfaction of Stockholder Indemnification Obligations...........45

SECTION 10. DEFINITIONS.......................................................45

SECTION 11. MISCELLANEOUS.....................................................49
     11.1   Fees and Expenses.................................................49
     11.2   Governing Law.....................................................49
     11.3   Notices...........................................................49
     11.4   Entire Agreement..................................................50
     11.5   Assignability; Binding Effect.....................................50
     11.6   Execution in Counterparts.........................................50
     11.7   Amendments........................................................50
     11.8   Publicity and Disclosures.........................................51
     11.9   Dispute Resolution; Consent to Jurisdiction.......................51
     11.10  Consent to Jurisdiction...........................................52
     11.11  Specific Performance..............................................52
     11.12  No Third-Party Beneficiaries......................................52
     11.13  Severability......................................................52


                                      (iii)

LIST OF EXHIBITS AND SCHEDULES

Exhibit A:     List of Stockholders, Stockholdings and Consideration to be Paid
Exhibit B:     Form of Lease
Exhibit C:     Form of Opinion of Counsel for the Company and the Stockholder
Exhibit D-1:   Form of Employment and Noncompetition Agreement
Exhibit D-2:   Form of Consulting Agreement
Exhibit E:     Form of General Release
Exhibit F:     Form of Opinion of Counsel for the Buyer
Exhibit G:     New Business Prospects

Schedule   2.2     Foreign Qualifications
           2.3     Capital Stock of the Company; Beneficial Ownership
           2.7(a)  Real Property
           2.7(b)  Personal Property
           2.8     Financial Statements
           2.8(d)  Itemized Projections
           2.8(e)  Cash Flows
           2.8(g)  Certain Expenses
           2.8(h)  Compensation of Officers
           2.9     Taxes
           2.10    Collectibility of Accounts Receivable
           2.12    Absence of Certain Changes
           2.14    Approval; Consents
           2.15    Banking Relations
           2.16    Intellectual Property
           2.18    Contract
           2.19    Litigation
           2.20    Compliance with Laws
           2.21    Insurance
           2.24    Permits, Burdensome Agreements
           2.26    Transactions with Interested Persons
           2.27    Employee Benefit Programs
           2.28    Environmental Matters
           2.29    List of Directors, Officers and Employees
           2.31    Principals
           2.33    Transfer of Shares
           2.34    Stock Repurchase
           4.6     No Conflicts
           6.1     Employment Agreements


                                      (iv)

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of July 7, 1999 by and among Merkert American Corporation, a Delaware corporation ("Buyer"), Buckeye Sales and Marketing, Inc. doing business as The Sell Group - Cleveland, an Ohio corporation (the "Company"), JF & JF Limited Partnership, an Ohio limited partnership, (herein referred to together with any successors or assigns as the "Stockholder") and James J. Forkin, Joan M. Forkin and Timothy P. Forkin (collectively referred to as the "Primary Parties" and individually as a "Primary Party").


                               W I T N E S S E T H

         WHEREAS, the Stockholder owns of record and beneficially all of the issued and outstanding shares (the "Company Shares") of the common stock, no par value per share (the "Common Stock"), of the Company; and

         WHEREAS, the Stockholder desires to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1.  SALE OF SHARES AND PURCHASE PRICE.

         1.1 Transfer of Company Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer hereby purchases, and the Stockholder hereby sells, assigns, conveys, transfers and delivers to Buyer all of the Stockholder's right, title and interest in any and all of the Company Shares owned beneficially or of record by such Stockholder free and clear of any and all liens, encumbrances, charges, claims or adverse interests of any kind at an aggregate purchase price for all of the Company Shares of (i) $4,000,000 (the "Base Consideration") plus (ii) an amount (the "Additional Payment") equal to 70% of the Additional Revenues (as defined below); provided that in no event shall the Additional Payment exceed $1,050,000, (the aggregate amount set forth in clause (i) and (ii), collectively, the "Purchase Price"). At the Closing, the Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Company Shares owned by the Stockholder, as set forth in Exhibit A attached hereto. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Company Shares by the Stockholder in accordance with this Agreement. The Stockholder by execution of this Agreement hereby appoints Buyer as his attorney-in-fact to effectuate transfer of the Company Shares at the Closing.

         1.2      Purchase Price and Payment.

                  (a) In consideration of the sale by the Stockholder to Buyer of the Company Shares and in reliance upon the representations and warranties of the Company, the Stockholder and the Primary Parties herein contained and made at the Closing and subject to (i) the satisfaction of all of the conditions contained herein, and (ii) the provisions of Section 1.2(c) below, Buyer agrees that, subject to certain adjustments set forth in this Agreement at the Closing it will pay to the Stockholder an aggregate amount of FOUR MILLION AND 00/100 DOLLARS ($4,000,000.00) which, subject to adjustment as contemplated by Section 1.2(b) below, shall be paid in cash delivered as follows: (i) by the payment of One Hundred Thousand Dollars ($100,000.00) on the Closing Date and (ii) thereafter in thirty-nine (39) equal quarterly installments of One Hundred Thousand Dollars ($100,000.00) on March 31, June 30, September 30 and December 31 of each year beginning September 30, 1999 and ending March 31, 2009. The Additional Payment, if any, payable to the Stockholder hereunder shall be calculated and paid in accordance with Section 1.2(b) below.

                  (b) Subject to the provisions of Sections 1.2(c) and 1.3 below, the Additional Payment, if any, payable by the Buyer to the Stockholder shall be calculated and paid in accordance with this Section 1.2(b). The payment of any Additional Payment hereunder shall be paid in cash by the delivery of an aggregate amount equal to one-fortieth (1/40th) of the Additional Payment to the Stockholder on June 30, September 30, December 31 and March 31 of each year while any portion of such Additional Payment remains outstanding. As promptly as practicable after the date which is one year after the Closing Date (but in no event later than sixty (60) days thereafter), the Buyer, shall prepare and deliver, or shall cause to be prepared and delivered, to the Stockholder's Representative a calculation (the "Revenue Statement") of the Company's Additional Revenues setting forth the changes in the revenues realized by the Company which are attributable to the New Business Prospects which calculation shall be based upon the Company's books and records as of the first anniversary of the Closing Date.

                  (c) The Stockholder hereby specifically acknowledges and agrees that Buyer's obligation to pay all or any portion of the Base Consideration, the Additional Payment or any other amount payable by Buyer hereunder is, and at all times hereafter will be, junior and subordinate in right of payment and exercise of remedies to the prior payment in full in cash of all obligations owed in respect of all Senior Debt (as defined below), and that the subordination of the obligations to the Stockholder under this Agreement is for the benefit of all holders of Senior Debt whether such Senior Debt is outstanding on the date hereof or incurred, created or arising hereafter, effective upon receipt of written notice to the Stockholder. The Stockholder hereby specifically acknowledges and agrees that upon the occurrence and during the continuation of any default or event of default under any Senior Debt, Buyer will have no obligation to make, and the Stockholder will not accept or receive, any payment of any portion of the Purchase Price until such delinquent Senior Debt has been paid in full. In the event that any payment, distribution, security, or proceeds of the Purchase

Price should be received by the Stockholder contrary to the terms hereof, the Stockholder immediately will deliver the same to the holders of the Senior Debt in precisely the form received (except for the endorsement or assignment of the Stockholder where necessary), for application on or to secure the Senior Debt, whether it is due or not due, and until so delivered the same shall be held in trust by such Payee as property of the holders of the Senior Debt. Nothing in this paragraph (c) shall prohibit the Stockholder from receiving and retaining any amount due to the Stockholder hereunder provided that at the time such amount is paid to the Stockholder there shall not have occurred or be continuing any default or event of default under any Senior Debt. Buyer hereby agrees to give the Stockholder written notice of the occurrence of any event of default giving rise to the Stockholder's obligations described in this Section 1.2(c) within a reasonable period after the occurrence thereof; provided, however, that
(i) Buyer's failure to deliver such notice shall not relieve the Stockholder of any of its obligations under this Section 1.2(b), (ii) the Stockholder shall keep such information strictly confidential and (iii) the Stockholder and each person holding any partnership or other equity interest in the Stockholder shall refrain from any and all transactions in the equity securities of the Buyer until such information has been publicly disclosed in a press release issued by the Buyer or in a public filing made by the Buyer with the Securities and Exchange Commission.

         The Stockholder agrees, and each successor or assign of the Stockholder by the acceptance of this Agreement agrees, to execute (i) any subordination agreement(s) consistent with the terms of this Agreement that Buyer and the holders of any Senior Debt may request to better reflect the subordination of the indebtedness evidenced hereby to any Senior Debt incurred by Buyer and (ii) any confidentiality and/or standstill agreement reasonably requested by the Company in connection with any such disclosures made by the Company to the Stockholder in accordance with this section 1.2(c).

         1.3      Revenue Statement Dispute Resolution

                  (a) If the Stockholder's Representative does not agree with the Additional Revenues as reflected on the Revenue Statement prepared by Buyer, the Stockholder's Representative shall promptly (but not later than 45 days after the receipt of such Revenue Statement) give written notice to Buyer of any exceptions thereto (in reasonable detail describing the nature of the disagreement asserted). If the Stockholder's Representative does not give notice of any exception within such 45 day period or if the Stockholder's Representative gives written notification of its acceptance of the Revenue Statement prior to the end of such 45 day period, such Revenue Statement shall thereupon become final and conclusive upon all the parties hereto and enforceable in a court of law. In the event that the Stockholder's Representative delivers a notice that it disputes any item in such Revenue Statement, the Stockholder's Representative and Buyer shall negotiate in good faith for a period of not more than twenty-five (25) days in order to reconcile their differences regarding the Revenue Statement. In the event that the Stockholder's Representative and the Buyer reconcile such differences, the Revenue Statement shall be adjusted accordingly and shall thereupon become final and conclusive upon all of the parties hereto and enforceable in a court of law. If the Stockholder's Representative and Buyer are unable to reconcile their differences during such 25 day period, the items in dispute shall be submitted to a mutually acceptable accounting firm of national reputation (the "Independent Accountants") for final determination,and the Revenue Statement shall be deemed adjusted in accordance with the determination of the Independent Accountants and shall become final and conclusive upon all of the parties hereto and enforceable in a court of law. The Independent Accountants shall consider only the items in dispute and shall be instructed to act within 20 days (or such longer period as the Stockholder's Representative and the Buyer may agree) to resolve all items in dispute.

                  (b) The non-prevailing party shall pay all of the fees and expenses of the Independent Accountants in connection with the resolution of any dispute pursuant to this Section 1.3.

         1.4 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at 10:00 a.m. on July 7, 1999 at the offices of Goodwin, Procter & Hoar LLP, Exchange Place, Boston, Massachusetts 02109 or at such other place or an earlier or later date or time or by such other means as may be mutually agreed upon by the parties.

         1.5      Stockholder's Representative.

                  (a) In order to administer efficiently (i) the implementation of the Agreement by the Stockholder, (ii) the waiver of any condition to the obligations of the Stockholder to consummate the transactions contemplated hereby, and (iii) the settlement of any dispute with respect to the Agreement, the Stockholder hereby designates James J. Forkin as its representative (the "Stockholder's Representative").

                  (b) The Stockholder hereby authorizes the Stockholder's Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the Stockholder, the waiver of any condition to the obligations of the Stockholder to consummate the transactions contemplated hereby, or the settlement of any dispute, (ii) to give and receive all notices required to be given under the Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholder by the terms of this Agreement, including without limitation, the execution and delivery of documents to transfer the Company Shares to Buyer.

                  (c) In the event that the Stockholder's Representative dies, becomes legally incapacitated or resigns from such position, Christopher Wenum shall fill such vacancy and shall be deemed to be the Stockholder's Representative for all purposes of this Agreement; however, no change in the Stockholder's Representative shall be effective until Buyer is given notice of it by the Stockholder.

                  (d) All decisions and actions by the Stockholder's Representative shall be binding upon the Stockholder, and the Stockholder shall have no right to object, dissent, protest or otherwise contest the same.

                  (e) By execution of this Agreement, the Stockholder agrees that:

                           (i) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholder's Representative as to any actions required or permitted to be taken by the Stockholder or the Stockholder's Representative hereunder, and no party hereunder shall have any cause of action against Buyer for any action taken by Buyer in reliance upon the instructions or decisions of the Stockholder's Representative;

                           (ii) all actions, decisions and instructions of the Stockholder's Representative shall be conclusive and binding upon the Stockholder and the Stockholder shall not have any cause of action against the Stockholder's Representative for any action taken, decision made or instruction given by the Stockholder's Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholder's Representative;

                           (iii) remedies available at law for any breach of the provisions of this Section 1.5 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.5; and

                           (iv) the provisions of this Section 1.5 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by the Stockholder to the Stockholder's Representative and shall be binding upon the executors, heirs, legal representatives and successors of the Stockholder.

                  (f) All fees and expenses incurred by the Stockholder's Representative shall be paid by the Stockholder.

         1.6 Further Assurances. The Stockholder from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Company Shares and all rights thereto, and to fully implement the provisions of this Agreement.

         1.7 Transfer Taxes. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Company Shares under this Agreement will be borne and paid by the Stockholder, and the Stockholder shall promptly reimburse the

Company and Buyer for any such tax, fee or duty which any of them is required to pay under applicable law.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                  STOCKHOLDER.

         2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Company, the Stockholder and each of the Primary Parties jointly and severally hereby make to Buyer the representations and warranties contained in this Section 2. For the purposes of this Agreement, to the extent that any disclosure made by the Company, the Stockholder or any Primary Party would be required to be made on more than one Schedule delivered hereunder, the Company, the Stockholder and each Primary Party may make such disclosure by a cross-reference to information set forth on any other Schedule delivered hereunder. Capitalized terms used and not otherwise defined in the Schedules shall have the meanings ascribed thereto in this Agreement.


         2.2 Organization and Qualifications of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Incorporation, as amended to date, certified by the Secretary of State of the State of Ohio, and of the Company's Code of Regulations, as amended to date, certified by the Company's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. The Company is not in violation of any term of its Articles of Incorporation or Code of Regulations. Except as set forth on Schedule 2.2 attached hereto, the Company is qualified to do business as a foreign corporation in all jurisdictions in which the nature of the business conducted by the Company or the characters of the assets owned or leased by it make such qualification necessary or prudent.

         2.3      Capital Stock of the Company; Beneficial Ownership.

                  (a) The authorized capital stock of the Company consists of
(i) 750 shares of Common Stock, of which 100 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 650 shares are authorized but unissued. The Company holds no shares of Common Stock in its treasury. Except as disclosed on Schedule 2.3 attached hereto, no person or entity other than the Stockholder holds any shares of the capital stock of the Company. There are no outstanding subscriptions, calls, options, warrants, rights, commitments, preemptive rights, arrangements or agreements of any kind for or relating to the issuance, sale, transfer, registration or voting of, or outstanding securities convertible into, exchangeable for or carrying the right to purchase, subscribe for or otherwise acquire, any shares of capital stock of any class or any other equity security of the Company or outstanding warrants, options or other rights to acquire any such convertible securities. None of the Company's capital stock has been issued in violation of any applicable federal or state securities law. Except as set forth in the Schedule 2.3 attached hereto, there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company, the Stockholder or any of the Primary Parties is a party.

                  (b) The Stockholder owns beneficially and of record the Company Shares set forth opposite the Stockholder's name on Exhibit A hereto free and clear of any lien, security interest, charge, pledge, restriction, encumbrance or adverse interest of any kind or nature (collectively, "Liens").

         2.4 Subsidiaries; Acquisitions. The Company does not have any subsidiaries or any investments in any other corporation or business organization.

         2.5 Authority of the Company, the Stockholder and the Primary Parties. The Company has full right, authority and corporate power, and the Stockholder and each of the Primary Parties has full right, power, authority and capacity, to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Company, the Stockholder or each of the Primary Parties pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company, the Stockholder and each Primary Party of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Company, the Stockholder and/or each of the Primary Parties and no other action on the part of the Company, the Stockholder or any Primary Party is required in connection therewith.

         2.6 No Conflicts. This Agreement and each agreement, document and instrument executed and delivered by the Company, the Stockholder and/or any Primary Party pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Company, the Stockholder and or any Primary Party enforceable in accordance with their terms. The execution, delivery and performance by the Company of this Agreement and each other agreement, document or instrument to be executed, delivered or performed by the Company, the Stockholder or any Primary Party (the "Transaction

Documents") does not and will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the Articles of Incorporation or Code of Regulations of the Company; and (ii) violate any laws of the United States or any state or other jurisdiction applicable to the Company, the Stockholder or any Primary Party or require the Company, the Stockholder or any Primary Party to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made. Except as set forth on Schedule 2.6 attached hereto, neither the course of conduct of the Company, the Stockholder or any Primary Party in connection with the negotiation, execution and delivery of this Agreement or any other Transaction Document nor this execution, delivery or performance by the Company, the Stockholder or any Primary Party of this Agreement or any Transaction Document does or will result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company, the Stockholder or any Primary Party is a party or by which the property of the Company, the Stockholder or any Primary Party is bound or affected, or result in the creation or imposition of any mortgage, pledge, or other Lien in any of the Company's assets or the Company Shares.

         2.7      Real and Personal Property.

                  (a) Real Property. All of the real property owned or leased by the Company or any of its Subsidiaries is identified on Schedule 2.7(a) (herein referred to as the "Owned Real Property" or the "Leased Real Property," as the case may be, or collectively as the "Real Property.")

                           (i) Title. The Company has good, valid, record and marketable title to all Owned Real Property, free and clear of all easements, covenants, restrictions, leases, mortgages, liens, assessments, claims, rights, judgments, encroachments or other matters affecting title (collectively, "Encumbrances"), other than:

                           (x) easements, covenants, restrictions and similar encumbrances that do not and could not interfere with the use of the Owned Real Property as currently used and improved,

                           (y) minor encroachments that do not and could not adversely affect the value or use of the Owned Real Property as currently used and improved and that could be removed without material cost, and

                           (z) liens for Taxes (as defined below) not yet due or delinquent or being contested in good faith pursuant to appropriate proceedings and statutory liens arising in the ordinary course of business by operation of law that are not yet due or delinquent.

         ((x), (y) and (z) are collectively referred to as "Permitted Encumbrances"), except as set forth on Schedule 2.7(a). To the knowledge of the Company or any Primary Party, except as set forth on
         Schedule 2.7(a), the Lessors of Leased Real Property have good, clear, record and marketable title to the Leased Real Property, and the Company has good, valid and enforceable leasehold interests to the leasehold estate in the Leased Real Property granted to the Company pursuant to each pertinent lease, in each case free and clear of all Encumbrances other than Permitted Encumbrances, subject only to the right of reversion of the Lessor, except as set forth in Schedule 2.7(a).

                           (ii) Status of Leases. All leases relating to Leased Real Property are identified on Schedule 2.7(a), and true and complete copies thereof have been delivered to Buyer. Each of said leases has been duly authorized and executed by the parties and is in full force and effect. The Company is not in default under any of said leases, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Company or any Primary Party, the other party to each of said leases is not in default under any of said leases and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

                           (iii) Consents. Except as set forth in Schedule 2.7(a), no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any lease of Leased Real Property, from the holder of any Encumbrance on any Owned Real Property, or from any regulatory authority, no filing with any regulatory authority is required in connection therewith, and to the extent that any such consents, approvals or filings are required, the Company, the Stockholder or the Primary Parties will obtain or complete them before the Closing.

                           (iv) Condition of Real Property. Except as set forth in Schedule 2.7(a), there are no material defects in the physical condition of any land, buildings or improvements constituting part of the Real Property, including without limitation, structural elements, mechanical systems, parking and loading areas, and all such buildings and improvements are in good operating condition and repair, have been well maintained and are free from infestation by rodents or insects. To the knowledge of the Company or any Primary Party, none of the Real Property is located in an area designated by any governmental authority as being within a flood plain or subject to special flood or other hazards. Access to the Real Property is by a public way or public street. All water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Real Property have been connected under valid permits and pursuant to valid easements where required, and are sufficient to service the Real Property and in good operating condition.

                           (v) Compliance with the Law. The Company has not received any notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any Real Property that has not been heretofore corrected and no such violation exists which could have an adverse effect on the operation or value of any Real Property. All improvements located on or constituting part of the Real Property and their use and operation by the Company were and are now in compliance in all material respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, expect as set forth in Schedule 2.7(a). No approval or consent to the transactions contemplated by this Agreement is required of any governmental authority with jurisdiction over any aspect of the Real Property or its use or operations. The Company has not received any notice of any real estate tax deficiency or assessment or is aware of any proposed deficiency, claim or assessment with respect to any of the Real Property, or any pending or threatened condemnation thereof.

                  (b) Personal Property. A complete description of the machinery and equipment of the Company is contained in Schedule 2.7(b) hereto. Except as specifically disclosed in said Schedule or in the Base Balance Sheet (as hereinafter defined), the Company has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, conditional sale agreement or Lien except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet reflects all personal property of the Company. Except as otherwise specified in
Schedule 2.7(b) hereto or as could not, individually or in the aggregate, have a Material Adverse Effect, all leasehold improvements, furnishings, machinery and equipment of the Company are in good repair (ordinary wear and tear excepted), have been well maintained, and comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. None of the Company, the Stockholder or any of the Primary Parties knows of any pending or threatened change of any such law, ordinance or regulation which could adversely affect the Company or any of its businesses.

         2.8      Financial Statements and Related Matters.

                  (a) The Company has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.8(a):

                           (i) a balance sheet of the Company for its fiscal years ended September 30, 1996, 1997 and 1998 and statements of income, retained earnings and cash flows for the three years then ended, which statements have been compiled by Browske, DiPietro & Company, independent public accountants (such financial statements, the "Compiled Financial Statements"). The Company's compiled balance sheet as of September 30, 1998, is sometimes referred to herein as the "Base Balance Sheet").

                           (ii) a balance sheet of the Company as of March 31, 1999 (herein the "Interim Balance Sheet") and statements of income, retained earnings and cash flows for the six-month period then ended, certified by the Company's chief financial officer (the "Interim Financial Statements").

                           (iii) a balance sheet of the Company as of May 31, 1999 (the "May Balance Sheet") and statements of income, retained earnings and cash flows for the eight-month period then ended, certified by the Company's chief financial officer (the "May Financial Statements"). The Compiled Financial Statements, the Interim Financial Statements and the May Financial Statements are referred to herein, collectively, as the "Financial Statements."

         Said Financial Statements have been prepared on a cash basis in accordance with the accounting principles described therein applied consistently during the periods covered thereby, are complete and correct in all material respects and present fairly the financial condition of the Company on a cash basis at the dates of said statements and the results of its operations for the periods covered thereby. Schedule 2.8(a) includes an itemized list of adjustments to the Financial Statements in order to cause each of the Financial Statements, in light of such adjustment and viewed as a whole, to constitute financial statements as of their respective dates and for the periods therein ended, prepared on an accrual basis and in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

                  (b) As of the date of the Base Balance Sheet, the Company did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedule 2.8(a) (other than the May Financial Statements or any disclosure relating thereto) furnished to Buyer hereunder as of the date hereof.

                  (c) As of the date hereof and as of the Closing, the Company has not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Interim Balance Sheet or the notes thereto, (ii) reflected in Schedule 2.8(a) (other than the May Financial Statements or any disclosure relating thereto) furnished to Buyer hereunder on the date hereof, or
(iii) incurred after March 31, 1999 in the ordinary course of business of the Company consistent with the terms of this Agreement and which would not be required to be disclosed on a balance sheet of the Company prepared in accordance with GAAP.


                  (d) The itemized projections of commission revenues for the 12 months ending May 31, 2000 which have been separately prepared by the Company and presented to the Buyer are attached hereto as Schedule 2.8(d) and have been based upon assumptions which are set forth therein and which were reasonable when made and continue to be reasonable and give effect to the gains and losses of or other changes in, or with respect to, Principal accounts disclosed on Schedules 2.31(e) and 2.31(f) hereto.

                  (e) As of the Closing Date, the outstanding balance under the Company's aggregate indebtedness for borrowed money (including both short-term indebtedness and long-term indebtedness) will not, and does not, exceed $1,163,746.22 subject to adjustment for the accrual of interest after June 29, 1999 as set forth on Schedule 2.8(e). Except as set forth in Schedule 2.8(e), the Company's cash flow from operations has been sufficient to fund the operation of the business in the ordinary course of business consistent with the Company's past practices.

                  (f) For the twelve-month period ended December 31, 1998, the Company's reimbursements to its officers, directors and employees (other than James Forkin) with respect to travel and entertainment expenses have not been less than $29,310.59. For the twelve-month period ended December 31, 1998, the Company's reimbursements to, and direct payments on behalf of, James Forkin with respect to travel, entertainment and other reimbursable expenses were not less than $220,000. As of the Closing Date, the aggregate amount of claims for reimbursement for travel and entertainment expenses which remain unpaid does not exceed $1,500.00.

                  (g) Schedule 2.8(g) attached hereto sets forth, on an individualized basis, the monthly and annual obligations of the Company to reimburse officers and employees for expenses related to the use and operation of an automobile, including gas, insurance, maintenance and mileage reimbursement.

                  (h) Schedule 2.8(h) attached hereto sets forth the aggregate annual compensation of each officer, employee or consultant of the Company as of the Closing Date.

                  (i) As of the Closing Date, the Stockholder and the Primary Parties shall have paid, or shall have caused the payment of, all fees and expenses incurred by or on behalf of any such party arising out of or in connection with the transactions contemplated by this Agreement including without limitation all such fees and expenses of attorneys, accountants, financial advisors and other consultants to the Company; provided that the Company shall not have paid or reimbursed any party for, any such amount.

         2.9      Taxes.

                  (a) Except as set forth on Schedule 2.9(a), attached hereto, the Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not.

                  (b) Except as set forth on Schedule 2.9(a), attached hereto, the Company has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1993 is set forth in Schedule 2.9 attached hereto, and said Schedule indicates those returns that have been audited or currently are the subject of an audit. For each taxable period of the Company ended on or after December 31, 1993, the Company has delivered to Buyer correct and complete copies of all federal, state, local and foreign income tax returns, examination reports and statements of deficiencies assessed against or agreed to by the Company.

                  (c) Except as set forth on Schedule 2.9(a), attached hereto, neither the United States Internal Revenue Service (the "IRS") nor any other governmental authority is now asserting or, to the knowledge of the Company, any Primary Party, or the Stockholder, threatening to assert against the Company any deficiency or claim for additional Taxes. Except as set forth in
Schedule 2.9(c) attached hereto, no claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes. The Company has never entered into a closing agreement pursuant to Section 7121 of the United States Internal Revenue Code of 1986, as amended (the "Code").

                  (d) Except as set forth in Schedule 2.9(d) attached hereto, with respect to any tax period ending on or after December 31, 1991, there has not been any audit of any tax return filed by the Company, no such audit is in progress, and the Company has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in Schedule 2.9(d), no extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) The Company has never been (or has ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Except as set forth in
Schedule 2.9(e), the Company has never filed, and has ever been required to file, a consolidated, combined or unitary tax return with any other entity. Except as set forth in Schedule 2.9(e), the Company does not own and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity. Except as set forth in Schedule 2.9(e) attached hereto, the Company is not a party to any tax sharing agreement.

                  (f) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         2.10 Collectibility of Accounts Receivable. All of the accounts receivable of the Company shown or reflected on the Interim Balance Sheet (which are referred to as "outstanding income" on the Interim Balance Sheet and such
Schedule 2.8) or existing at the date hereof (less the reserve therefor set forth on the Interim Balance Sheet) are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set off or counterclaim. The Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed on Schedule 2.10 hereto, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.11     Inventories. [Intentionally omitted.]

         2.12     Absence of Certain Changes. Except as disclosed in Schedule
2.12 attached hereto, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, could have a material adverse effect on the business, assets, properties, results of operations, conditions (financial or otherwise) or prospects of the Company (a "Material Adverse Effect");

                  (b) Any amendment or termination, or to the knowledge of the Company or any Primary Party, proposed or threatened amendment or termination, whether written or oral, of any Contract (as defined in Section 2.18) or material lease;

                  (c) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Company;

                  (d) Any Encumbrance or Lien placed on any of the properties of the Company which remains in existence on the date hereof or will remain on the Closing Date;

                  (e) Any cancellation of any material debt or claim owing to, or waiver of a material right of, the Company;

                  (f) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (g) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

                  (h) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                  (i) Any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                  (j) Any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (k) Any change with respect to the officers or management of the Company;

                  (l) Any payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or in the adjustments to the Base Balance Sheet as specifically set forth in Schedules 2.8(a), (d), (e), (f), (g) and (h) or incurred in the ordinary course of business thereafter;

                  (m) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (n) Any resignation or termination of the Company's representation of any Principal (with respect to all or any of the products of such Principal or with respect to any Customers), or any change in commission rate paid by any Principal, or any notice of same (for purposes of this Agreement, "Principal" shall mean any manufacturer, grower, processor, producer, distributor or other wholesaler, or any supplier whose goods, products or lines are offered for sale or for retail merchandising by the Company, and "Customer" shall mean any individual, firm, corporation or other business entity from which the Company obtains product orders on behalf of its Principals);

                  (o) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

                  (p) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                  (q) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (p) above.

         2.13 Ordinary Course. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

         2.14 Approvals; Consents. Except as set forth on Schedule 2.14 attached hereto, no approval, consent, authorization or exemption from or filing with any person or entity not a party to this Agreement is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         2.15 Banking Relations. All of the arrangements which the Company has with any banking institution are completely and accurately described in
Schedule 2.15 attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         2.16     Intellectual Property.

                  (a) Except as described in Schedule 2.16(a), the Company has exclusive ownership of, or sufficient license to use, all material patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated. All of the rights of the Company in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company or any Primary Party, are threatened, which challenge the rights of the Company in respect thereof. Except as described in Schedule 2.16(a), the Company has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated.

                  (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or used or to be used by the Company in its business as presently conducted or contemplated, and all other items of Intellectual Property which are material to the business or operations of the Company, are listed in Schedule 2.16(b). All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

                  (c) All licenses or other agreements under which the Company is granted rights in Intellectual Property are listed in Schedule 2.16(c). All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on
Schedule 2.16(c), all of the rights of the Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. To the knowledge of the Company or any Primary Party, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

                  (d) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property owned or licensed by the Company are listed in Schedule 2.16(d). All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.16(d), all of the rights of Company thereunder will continue in full force and effect upon consummation of the transactions contemplated hereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

                  (e) The Company has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all material Intellectual Property rights with respect to its products, services and technology. The Company has not made any valuable non-public information of the Company available to any person other than employees of Company except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Neither the Company nor any Primary Party has any knowledge of any infringement by others of any material Intellectual Property rights of the Company.

                  (f) The present and contemplated business, activities and products of the Company do not infringe any Intellectual Property of any other person. No proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. To the knowledge of the Company or any Primary Party, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Company. The Company is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, to the knowledge of the Company or any Primary Party, any former employer of any past or present employee of Company. Except as set forth in Schedule 2.16(f), neither the Company nor, to the knowledge of the Company or any Primary Party, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of its employees on behalf of the Company do not violate any such agreements or arrangements known to the Company or any Primary Party.


         2.17     Year 2000.

                  (a) (i) The Company has (x) undertaken a comprehensive and detailed inventory, review and assessment of all areas within its business and operations to address the "Year 2000 Problem" (i.e., the risk that applications used by the Company or its suppliers and/or providers may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after January 1, 2000), (y) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis, and (z) to date, implemented that plan in accordance with its timetable in all material respects;

                           (ii) The Company's Year 2000 program includes feasible contingency plans to ensure in all material respects uninterrupted and unimpaired business operation, including liquidity needs, in the event of its own or a third party's failure to be Year 2000 Compliant;

                           (iii) The Company has made written inquiry of each of its Key Vendors and material Customers as to whether such persons will, on a timely basis, be Year 2000 Compliant in all material respects and on the basis of such inquiry believes that all such persons will be so compliant; and

                           (iv) The Company reasonably believes that the Year 2000 Problem will not have any material adverse effect on the business, operations, liquidity or prospects of the Company.

                  (b)      For purposes of this Section:

                           (i) "Four Digit Year Format" means a format that allows entry or processing of a four digit date where the first two digits will designate the century and the second two digits will designate the year within the century;

                           (ii) "Key Vendors" means vendors of the Company whose business failure, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                           (iii) "Leap Year" means any year during which an extra day is added in February (the year 2000 is a Leap Year); and

                           (iv) "Year 2000 Compliant" means with respect to the operations of the Company or third parties, that all computer-controlled processes, electronic communications interfaces, software, hardware, machinery, equipment, programs, and tools operate for all date-sensitive functions before, on or after January 1, 2000 consistently, predictably, accurately and unambiguously, without interruption or manual intervention.

         2.18 Contracts. Except for contracts, commitments, plans, agreements and licenses referred to in Schedule 2.18 (true and complete copies of which have been delivered to Buyer), the Company is not a party to nor subject to:

                  (a) any agreement for the sale, lease or other disposition of products or other assets not made in the ordinary course of business;

                  (b) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (c) any employment contract or contract for services which requires the payment of more than $25,000 annually or which is not terminable within 30 days by the Company without liability for any penalty or severance payment;

                  (d) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding $20,000 in the aggregate;

                  (e) any other contracts or agreements creating any obligations of the Company of $5,000 or more on an individual basis or $20,000 or more on an aggregate basis, with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (f) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (g) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the date hereof;

                  (h) any contract or arrangement with any sales agent or distributor;

                  (i) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                  (j) any contract or agreement for the purchase of any fixed asset;

                  (k)      any license agreement (as licensor or licensee);

                  (l) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

                  (m) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with the Company.

         The Company is not in default in any material respect under any such contracts, commitments, plans, agreements or licenses described in said Schedule (individually a "Contract" and collectively the "Contracts") and to the knowledge of the Company or any Primary Party, there are no conditions or facts which with notice or passage of time, or both, would constitute a default, except where any such default could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each of the Contracts is valid and in full force and effect, and will be enforceable by the Company against the other party thereto in accordance with its terms, except for any non-competition provision or agreement limiting the freedom of any party thereto to compete in any line of business or with any person or entity, the benefits of which run to the Company, the enforceability of which may be limited by the principles governing the availability of equitable remedies.

         2.19 Litigation. Schedule 2.19 hereto lists all currently pending litigation and governmental or administrative proceedings or investigations to which the Company is a party. Except for matters described in Schedule 2.19, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, any Primary Party or the Stockholder, threatened against the Company or its affiliates and (b) there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Company, or any Primary Party, threatened against the Stockholder or any Primary Party relating to the business of the Company which may have any adverse effect on the properties, assets, prospects, financial condition or business or prospects of the Company or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.19 sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought. There are no existing or, to the knowledge of the Company or any Primary Party, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Company for products or services which are defective or fail to meet any product or service warranties except as disclosed in Schedule 2.19 hereto. Except as disclosed in Schedule 2.19, no claim has been asserted against the Company for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

         2.20 Compliance with Laws. Except as set forth in Schedule 2.20 hereto, the Company is in compliance in all material respects with all applicable statutes, ordinances, orders, judgements, decrees, rules and regulations promulgated by any federal, state, municipal entity, agency, court or other governmental authority which apply to the Company or to the conduct of its business, and the Company has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

         2.21 Insurance. The physical properties and assets of the Company are insured to the extent disclosed in Schedule 2.21 attached hereto and all such insurance policies and arrangements are disclosed in said Schedule. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a party.

         2.22 Powers of Attorney. Neither the Company nor the Stockholder has granted to any other person or entity any outstanding power of attorney.

         2.23 Finder's Fee. The Company has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.24 Permits; Burdensome Agreements. Schedule 2.24 lists all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Company to conduct its business. Except as set forth in Schedule 2.24, the Company has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance in all material respects therewith. Such Approvals include, but are not limited to, those required under federal, state, or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed in Schedule 2.24, the Company is not subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

         2.25 Corporate Records; Copies of Documents. The corporate record books of the Company accurately record all corporate action taken by its stockholders and board of directors and committees. The copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of such documents. The Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.26     Transactions with Interested Persons. Except as set forth in
Schedule 2.26 hereto, neither the Company nor the Stockholder or any Primary Party, officer, supervisory employee or director of the Company nor, to the knowledge of the Company or any Primary Party, any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Company, or any organization which has a material contract or arrangement with the Company.

         2.27     Employee Benefit Programs.

                  (a) Schedule 2.27 sets forth a list of every Employee Program that has been maintained by the Company or an Affiliate (including, without limitation, any entity or business which the Company has acquired by asset purchase, stock purchase, merger, consolidation or other similar transaction) at any time during the six-year period ending on the Closing Date.

                  (b) Each Employee Program which has ever been maintained by the Company or an Affiliate and which has been intended to qualify under
Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any such Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program.

                  (c) Neither the Company nor any Affiliate knows, nor should any of them reasonably know, of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have ever been maintained by the Company or any Affiliate. With respect to any Employee Program ever maintained by the Company or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Code Section 4975, (ii) failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of
(i), (ii), or (iii), could subject the Company or any Affiliate to liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Schedule 2.27).

                  (d) Neither the Company nor any Affiliate has incurred any liability under Title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA, there has been no (nor will there be any as a result of the transactions contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder, and (ii) event or condition which presents a material risk of a plan termination or any other event that may cause the Company or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as described in Schedule 2.27(d), no Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by the Company or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

                  (e) With respect to each Employee Program maintained by the Company within the six years preceding the Closing Date, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the six most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the six most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the last six years with respect to such Employee Program.

                  (f)      Each Employee Program required to be listed on
Schedule 2.27 may be amended, terminated, or otherwise modified by the Company to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program and no employee communications or provision of any Employee Program document has failed to effectively reserve the right of the Company or the Affiliate to so amend, terminate or otherwise modify such Employee Program.

                  (g) Each Employee Program maintained by the Company (including each non-qualified deferred compensation arrangement) as of any date on or after January 1, 1993 has been maintained in compliance with all applicable requirements of federal and state securities laws including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act of 1933, as amended, and/or state "Blue Sky" laws.

                  (h) Each Employee Program maintained by the Company or an Affiliate as of any date on or after January 1, 1993 has complied with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996 and the Women's Health and Cancer Rights Act of 1998.

                  (i)      For purposes of this section:

                           (i) "Employee Program" means (A) all employee benefit
                  plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

                           (ii) An entity "maintains" an Employee Program if
                  such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

                           (iii) An entity is an "Affiliate" of the Company if
                  it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA
                  Section 302(d)(8)(C).

                           (iv) "Multiemployer Plan" means an employee pension
                  or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

         2.28     Environmental Matters.

                  (a) Except as set forth in Schedule 2.28 hereto, (i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has ever been located in the soil or groundwater at any such site; (iii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place; (iv) the Company does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

                  (b) Except as set forth in Schedule 2.28 hereto, (i) the Company has no liability under, nor has it ever violated, any Environmental Law (as defined below) except as could not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company, any property owned, operated, leased, or used by the Company, and any facilities and operations thereon, are presently in compliance in all material respects with all applicable Environmental Laws;
(iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) to the knowledge of the Company or any Primary Party, the Company does not have any reason to believe that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

                  (c) Except as set forth in Schedule 2.28 hereto, no site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

                  (d) The Company has provided to Buyer copies of all documents, records, and information available to the Company concerning any environmental or health and safety matter relevant to the Company, whether generated by the Company, or others, including without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

                  (e) For purposes of this Section 2.28, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Company" shall mean and include the Company, and all other entities for whose conduct the Company is or may be held responsible under any Environmental Law. The above definition notwithstanding, "Hazardous Materials" shall not include consumer products used for cleaning or housekeeping purposes, so long as such materials are used for their intended purpose and in accordance with applicable laws.

         2.29 List of Directors, Officers and Employees. Schedule 2.29 hereto contains a true and complete list of all current directors and officers of the Company. In addition, Schedule 2.29 hereto contains a list of all managers, employees and consultants of the Company, in each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

         2.30 Employees; Labor Matters. The Company employs a total of 68 full-time employees and 13 part-time employees and generally enjoys good employer-employee relationships. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Company nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments (other than with respect to accrued, unpaid vacation benefits). The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. The Company is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or, to the knowledge of the Company or any Primary Party, threatened against or involving the Company. No question concerning representation exists respecting any employees of the Company. There are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Company or the conduct of its business, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. The Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. The Company is, and at all times since November 6, 1986 has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

         2.31 Principals.

                  (a) The list of the Company's Principals and the aggregate brokerage commission revenues received by the Company during the twelve-month period ended September 30, 1998 from each such Principal, attached hereto as
Schedule 2.31(a), is true, correct and complete. The Company has delivered to Buyer true and complete copies of all written brokerage agreements and/or letters of appointment with or from all of the Company's Principals in effect as of the date of this Agreement. Set forth on Schedule 2.31(a) is a list of all other agreements and documents with or involving any person or entity and relating to financial obligations of the Company with respect to commissions or other payments received by the Company (or an affiliate of the Company) from Principals. Except as set forth on Schedule 2.31(a), since September 30, 1998, the Company has had no commitment, understanding or agreement with any Principal or any other person or entity relating to payments to be made by the Company to any person or entity computed in whole or in part with respect to sales of or commissions paid or to be paid by any Principal.

                  (b) Except as set forth on Schedule 2.31(b), the Company is not currently, and since September 30, 1998 has not been, subject to any notice of probation from any Principal. Except as set forth on Schedule 2.31(b), since September 30, 1998, the Company has not received any oral or written communication from any Principal which places the Company on probation or otherwise suggests, threatens or implies possible termination of the Company's appointment as broker for such Principal, any reduction in the commission rate paid to the Company or any reduction as to the geographic area, Customers or products represented by the Company, conditionally or unconditionally.

                  (c) To the knowledge of the Company or any Primary Party, no Principal intends to, or is considering, amending the terms of the Company's brokerage agreement with such Principal in order to reappoint, or continue the appointment of, the Company as broker with respect to a lesser portion of the applicable territory than the greatest portion of such area in which, or with respect to fewer than the greatest number of product items or Customers than, the Company acted as broker for such Principal during the twelve-month period ended September 30, 1998, or at a lower commission rate than the highest rate paid by such Principal to the Company with respect to sales during such period. The relationships of the Company with its Principals are good commercial working relationships.

                  (d) Except as set forth on Schedule 2.31, there are, and since September 30, 1998 there have been, no disputes or claims (i) between the Company and any Principal, (ii) between the Company and any Customer, or (iii) to the knowledge of the Company, between any Principal and any Customer. As used in this Section 2.31(d), the terms "disputes" or "claims" shall mean (A) matters which, to the knowledge of the Company or any Primary

Party, have been referred to counsel or are the subject of litigation, or (B) matters as to which a Principal has threatened to seek recourse against the Company, or may be reasonably expected to seek recourse against the Company, if such matter is not resolved to the satisfaction of such Principal.

                  (e) With respect to all Principals (i) which, since September 30, 1997, have terminated such party's brokerage relationship with the Company or (ii) which, since September 30, 1997, have reduced or otherwise adversely modified the geographic territory in which the Company acts as broker or the product item(s) represented by the Company or (iii) from which, since September 30, 1997, the Company has resigned, in whole or in part, its representation as a food broker, Schedule 2.31(e) sets forth (A) the name of such Principal and the effective date of such termination, reduction or resignation and (B) the Company's estimated annualized commission revenues from each such Principal for the twelve months ending May 31, 2000 in the absence of such modification, termination or resignation, which estimates were reasonable when made and continue to be reasonable.

                  (f) With respect to all Principals which, since September 30, 1997, have entered into a brokerage relationship with the Company, or have substantially increased an existing brokerage relationship with the Company,
Schedule 2.31(f) sets forth (i) the name of such Principal and the date on which such Principal entered into a brokerage agreement with the Company and (ii) the Company's estimated annualized commission revenues attributable to such Principal for the twelve months ending May 31, 2000, which estimates were reasonable when made and continue to be reasonable.

         2.32 Absence of Improper Payments. Since December 31, 1988, the
Company: (a) has not made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic), (b) has not established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on its books or records for any reason, (c) has not made any payments to any person where the Company intended or understood that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment, (d) has not made any contribution, or reimbursed any political gift or contribution made by any other person, to candidates for public office, whether federal, state or local, where such contribution would be in violation of applicable law or (e) has not misused, misapplied or improperly handled, administered or managed market development or promotional funds or market development or promotional fund accounts in any material respect.

         2.33 Transfer of Shares. Except as set forth on Schedule 2.33, no holder of stock of the Company has at any time transferred any of such stock to any employee of the Company, which transfer constituted or could be viewed as compensation for services rendered to the Company by said employee.

         2.34 Stock Repurchase. Except as set forth on Schedule 2.34, the Company has not redeemed or repurchased, or entered into any written or oral agreement to redeem or repurchase, any of its capital stock.

         2.35 Disclosure. The representations, warranties and statements contained in this Agreement and in the agreements, documents, instruments, certificates, exhibits and schedules delivered by the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the knowledge of the Company or any Primary Party, there are no facts which presently or may in the future, individually or in the aggregate, have a Material Adverse Effect on the Company which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting the industries in which the Company operates.


SECTION 3. COVENANTS OF THE COMPANY, THE STOCKHOLDER AND THE PRIMARY PARTIES.

         3.1 Making of Covenants and Agreements. The Company, the Stockholder and each Primary Party jointly and severally hereby make the covenants and agreements set forth in this Section 3 and the Stockholder and each Primary Party agrees to cause the Company to comply with such agreements and covenants.

         3.2 Cooperation. The Company, the Stockholder and each Primary Party shall cooperate with all reasonable requests of the Buyer or any of its representatives and agents to more effectively consummate the transactions contemplated hereby and the transactions referred to herein.

         3.3 Consents. The Company shall obtain or cooperate with the Buyer in obtaining all consents, authorizations and approvals of third parties including, without limitation, any requisite consent of any governmental authorities, regulatory agencies and other entities necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

         3.4 Notice of Default. Promptly upon the occurrence of, or promptly upon the Company, the Stockholder or any Primary Party becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to the Company, the Stockholder or any Primary Party prior to the date hereof, of any of the representations, warranties or covenants of the Company, the Stockholder or any Primary Party contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company, the Stockholder or such Primary Party shall give detailed written notice thereof to the Buyer and the Company, the Stockholder or such Primary Party shall use its or his reasonable best efforts to prevent or promptly remedy the same.

         3.5 Conduct of Business. Except as contemplated by this Agreement or as is necessary to effectuate the transactions contemplated hereby, between the date of this Agreement and the Closing Date, the Company shall, the Stockholder and each Primary Party shall cause the Company to:

                  (a) Conduct its business in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business consistent with prior practices;

                  (b) Refrain from making any change or incurring any obligation to make a change in its Articles of Incorporation, Code of Regulations or authorized or issued capital stock;

                  (c) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

                  (d) Refrain from making any purchase, sale or disposition of any asset or property costing more than $5,000 individually or $20,000 in the aggregate other than in the ordinary course of business, from purchasing any capital asset for use in the business costing more than $5,000 individually or $20,000 in the aggregate and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of the assets of the Company other than in the ordinary course of business.

                  (e) Refrain from incurring or assuming any liability, obligation or indebtedness for borrowed money in an aggregate amount in excess of $5,000 incurring or assuming any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

                  (f) Refrain from canceling any material indebtedness owed to the Company or waiving any claims or rights of substantial value, other than in the ordinary course of business consistent with past practice;

                  (g) Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors except in connection with promotions made, or bonuses paid, in the ordinary course of business consistent with past practices;

                  (h) Refrain from adopting or amending any Employee Program or collective bargaining agreement, except as may be required by law;

                  (i) Refrain from prepaying loans (if any) from its shareholders, officers or directors or making any change in such borrowing arrangements;

                  (j) Refrain from making any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                  (k) Use its commercially reasonable efforts consistent with its prior business practices to prevent any change with respect to its management and supervisory personnel and banking arrangements;

                  (l) Use its commercially reasonable efforts consistent with its past practices to keep intact its business organizations, to keep available its present employees and to preserve the goodwill of all suppliers, customers and others having business relations with it in connection with the Company;

                  (m) Have in effect and maintain at all times all insurance of the kind described in Section 2.21 above or equivalent insurance with any substitute insurers;

                  (n) Maintain its properties, facilities, equipment and other assets in as good working order and condition as of the date of this Agreement, ordinary wear and tear excepted;

                  (o) Perform all its material obligations under debt and lease instruments and all other agreements relating to or affecting its assets, properties, equipment and rights;

                  (p) Except as contemplated by Section 3.10 below, refrain from entering into any new lease agreements other than in the ordinary course of business without the prior knowledge and written consent of Buyer; and

                  (q) Maintain compliance with all applicable permits, rules, laws, regulations, consent orders and the like.

         3.6 Acquisition Proposals. Except in connection with the transactions contemplated hereby unless and until this Agreement shall have been terminated in accordance with its terms, none of the Company, the Stockholder or any Primary Party shall cause the Company to (a) take any action to solicit, initiate submission of or encourage any Acquisition Proposal (as defined below),
(b) participate in any substantive discussions or negotiations regarding an Acquisition Proposal with any person other than the Buyer and Buyer's representatives or (c) furnish any information with respect to or afford access to the properties, books or records of the Company to any person who is known by the Company, the Stockholder or any Primary Party to be considered making or has made an offer with respect to an Acquisition Proposal other than the Buyer or
(d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person other than by the Buyer and its representatives to do or seek any of the foregoing. The Company, the Stockholder and each Primary Party shall promptly notify the Buyer upon receipt of any offer or notice that any person is considering making an offer with respect to an Acquisition Proposal and shall not accept any such offer for so long as this Agreement remains in effect. For purposes hereof, an "Acquisition Proposal" shall include any offer or other proposal to acquire or purchase all or a portion of the capital stock or any assets of, or any equity interest in, the Company, any merger or business combination with the Company, any public or private offering of shares of the capital stock of the Company, or any other acquisition or financing involving the Company.

         3.7 Transfers of Shares; Voting. Unless and until this Agreement shall have been terminated, the Stockholder shall not directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any of the Company Shares which it holds of, nor shall the Stockholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any Company Shares.

         3.8 Confidentiality. Except as may be required by applicable law, rules or regulations, the Company, the Stockholder and each Primary Party shall hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to the Buyer's business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the Buyer's industry or which has been disclosed to the Company, the Stockholder or any Primary Party by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Company, the Stockholder and each Primary Party will return to the Buyer all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to the Company, the Stockholder or any Primary Party in connection with the transaction.

         3.9 Tax Returns. The Company, the Stockholder and each Primary Party shall use its best efforts to cause the Company, in accordance with applicable law, (i) to promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by them with respect to taxable periods of the Company that include any period ending on or before the Closing Date and (ii) to pay all Taxes of the Company shown on such returns attributable to periods ending on or before the Closing Date.

         3.10 Lease. On or prior to the Closing Date, the Company and James F. Forkin and Joan M. Forkin shall enter into a Lease in the form attached hereto as Exhibit B relating to the Company's facility (the "Cleveland Facility") located at 2265 Enterprise East Parkway, Twinsburg, Ohio 44087 to provide for the following: (i) the term of such Lease shall be one year, (ii) the rent payable thereunder shall be $12,500 per month, triple net.

         3.11 Consummation of Agreement. The Company, the Stockholder, each Primary Party and Buyer shall each use its or his best efforts to perform and fulfill all conditions and obligations on his part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement be fully carried out.

         3.12 Fees and Expenses. As of the Closing Date, the Stockholder and the Primary Parties shall have paid, or shall have caused the payment of, all fees and expenses incurred by or on behalf of any such party arising out of or in connection with the transactions contemplated by this Agreement including without limitation all such fees and expenses of attorneys, accountants, financial advisors and other consultants to the Company; provided that the Company shall not have paid or reimbursed any party for, any such amount.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER.

         4.1 Making of Representations and Warranties. As a material inducement to the Company, the Stockholder and the Primary Parties to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Company, the Stockholder and the Primary Parties contained in this Section 4.

         4.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         4.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

         4.4 Litigation. There is no litigation pending or, to the Buyer's knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.5 Finder's Fee. Except for the arrangement between the Buyer and Monroe & Company, LLC as previously disclosed to the Company, Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         4.6 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and each other agreement contemplated by this Agreement to which such entity is a party does not and will not with or without the giving of notice or the lapse of time or both, (a) violate any provision of Buyer's Certificate of Incorporation, as amended to date, (b) constitute a violation of, or conflict with or result in any breach of, acceleration of any obligation under, right of termination under, or default under, any agreement or instrument to which Buyer is a party or by which either of them is bound, (c) to the knowledge of Buyer violate any judgment, decree, order, statute, law, rule or regulation applicable to Buyer (d) except as set forth on Schedule 4.6 attached hereto, require Buyer to obtain any approval, consent or waiver of, or to make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made or (e) result in the creation or imposition of any Lien on any of property or assets of Buyer.


SECTION 5. COVENANTS OF BUYER.

         5.1 Making of Covenants and Agreements. The Buyer hereby makes to the Company, the Stockholder and the Primary Parties the covenants and agreements set forth in this Section 5, and agrees to use reasonable efforts to comply with and perform all covenants and agreements contained in this Section 5.

         5.2 Consents. The Buyer shall use commercially reasonable efforts to obtain all consents, authorizations and approvals of third parties including, without limitation, any requisite consent of any governmental authorities, regulatory agencies and other entities necessary in connection with the consummation of the transactions contemplated hereby or referred to herein.

         5.3 Confidentiality. Except as may be required by applicable laws, rules or regulations, the Buyer shall hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from the Company with respect to the Company's business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the Company's industry or which has been disclosed to the Buyer by third parties which have a right to do so shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transaction contemplated by this Agreement is not consummated, the Buyer will return to the Company all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents made available to the Buyer in connection with the transaction.

         5.4 Indebtedness.

                  (a) At the time of the Closing, Buyer shall arrange to pay by federal wire transfer of immediately available funds, in full at all of the Company's indebtedness for borrowed money, as set forth on Schedule 2.8(e) plus interest accruing after June 29, 1999.

                  (b) At the time of the Closing, Buyer shall arrange to pay by check the amount of $26,000 to Donald Anderson ("Mr. Anderson") as payment in full of all amounts outstanding under that certain Separation Agreement and Release, dated as of October 14, 1998, by and between Mr. Anderson and the Company.

         5.5 Release of Guaranty. Buyer shall use its commercially reasonable efforts to cause Cranberry Corporate Center Partnership ("Cranberry"), owner of the office space at 260 Executive Drive, Cranberry Township, Pennsylvania, to release James J. Forkin from his Guaranty dated as of August 8, 1997 guaranteeing, to and for the benefit of Cranberry, the Company's performance of all obligations under the Lease Agreement between Cranberry and the Company of August 8, 1997.


SECTION 6. CONDITIONS.

         6.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of the Company, the Stockholder and each of the Primary Parties contained in Section 2 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and the Company, the Stockholder and each of the Primary Parties shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing; each of the conditions specified in this Section 6.1 shall have been satisfied or waived (in whole or in part) in writing by the Buyer; and on the Closing Date a certificate to such effect executed on behalf of each of the Company, the Stockholder and the Primary Parties shall be delivered to the Buyer.

                  (b) Authorization. The Board of Directors of the Company (the "Company Board") shall have duly adopted resolutions in form reasonably satisfactory to the Buyer and shall have taken all action necessary for the purpose of authorizing the Company to consummate the transactions contemplated by this Agreement in accordance with the terms thereof.

                  (c) Certificate from Officers. The Company shall have delivered to Buyer a certificate of the Company's President and Chief Financial Officer dated as of the Closing to the effect that the statements set forth in paragraph (a) and (b) above in this
Section 6.1 are true and correct.

                  (d) No Material Adverse Change. There shall have been no material adverse change in the financial condition, properties, assets, liabilities, operations, business or prospects of the Company since the date of the Base Balance Sheet, whether or not in the ordinary course of business.

                  (e) Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been reasonably approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates and other documents in form satisfactory to such counsel, as Buyer may reasonably require from the Company, the Stockholder and the Primary Parties to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Stockholder, the Primary Parties and the Company and the fulfillment of their respective covenants.

                  (f) Opinion of Counsel. On the Closing Date, Buyer shall have received from Arter & Hadden LLP, counsel for the Company, the Stockholder and the Primary Parties, an opinion as of said date, substantially in form attached hereto as Exhibit C.

                  (g) No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state, or other governmental authority of litigation, proceedings or other action against Buyer, the Company, the Stockholder or any Primary Party. The transactions contemplated hereby shall not be in violation of any law or regulation and shall not be subject to any injunction, stay or restraining order.

                  (h) Consents. The Company, the Stockholder and each of the Primary Parties shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company, the Stockholder or the Primary Parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Company by Buyer subsequent to the Closing; and the Company, the Stockholder, the Primary Parties and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

                  (i) Compensation Expense. The aggregate compensation expense of the Company as of the Closing Date (including, without limitation, expenses for salary, wages, benefits, bonuses and commissions) shall be in an amount not in excess of $2,617,866 on an annualized basis.

                  (j) Employment Agreements. Each of the persons identified in
Schedule 6.1 (j) shall have executed and delivered to Buyer an Employment and Noncompetition Agreement in substantially the form of Exhibit D-1 attached hereto. In addition, James J. Forkin shall have executed and delivered to Buyer a Consulting Agreement in substantially the form of Exhibit D-2 attached hereto.

                  (k) Business Relations. Buyer shall be reasonably satisfied based on personal interviews with the Principals and Customers that such Principals and Customers intend to continue their current level of business with the Company after the closing.

                  (l) Employee Programs. The Company shall have taken all steps necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified on Schedule 2.27 notwithstanding the purchase of the Company Shares by Buyer.

                  (m) Resignations. The Company shall have delivered to Buyer the resignations of all of the Directors and Officers of the Company, such resignations to be effective at the Closing.

                  (n) Releases. The Company shall have delivered to Buyer general releases signed by each of the Primary Parties and Mr. Anderson of all claims which any of them have against the Company in the form attached here to as Exhibit E.

                  (o) Lease. The Company shall have delivered to the Buyer a copy of the Lease executed by the Company and James J. Forkin and Joan M. Forkin.

                  (p) Due Diligence and Disclosure Schedules. Buyer, in its sole discretion, shall be satisfied, with the results of its legal, accounting, business, environmental, title and other due diligence review of the Company. Buyer, in its sole discretion, shall, be satisfied with the form and substance of the Disclosure Schedules to this Agreement which shall have been delivered to Buyer by the Company, the Stockholder and any of the Primary Parties on or prior to the date hereof.

                  (q) Good Standing. At or prior to the Closing, Buyer shall have received from the Company a certificate of good standing from the Secretary of State of the State of Ohio and each other jurisdiction in which the Company is qualified to do business.

                  (r) Qualifications to do Business. At or prior to the Closing, the Company shall have applied for qualification to do business as a foreign corporation in the state of New York, and shall be qualified to do business as a foreign corporation in the commonwealth of Pennsylvania and each other state in which the nature of the business conducted by the Company or the characteristics of the assets owned or leased by it make such qualification necessary or prudent.

         6.2 Conditions to Obligations of the Company and the Stockholder. The obligation of the Company, the Stockholder and the Primary Parties to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date; each of the conditions specified in this Section 6.2 shall have been satisfied or waived (in whole or in part) in writing by the Stockholder Representative; and on the Closing Date a certificate to such effect executed on behalf of the Buyer shall be delivered to the Stockholder Representative.

                  (b) Approval of the Company's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Arter & Hadden LLP as counsel for the Company, the Stockholder and the Primary Parties, and such counsel shall have received on behalf of the Company, the Stockholder and the Primary Parties such certificates and other documents, in form satisfactory to such counsel as the Company may reasonably require from Buyer to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

                  (c) Opinion of Counsel. On the Closing Date, the Company, the Stockholder and the Primary Parties shall have received from Goodwin, Procter & Hoar LLP, counsel for the Buyer, an opinion as of said date, substantially in the form attached hereto as Exhibit F.

                  (d) No Litigation. There shall have been no determination by the Company, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, the Company, the Stockholder or any Primary Party. The transactions contemplated hereby shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order.


SECTION 7. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

         7.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

                  (i) by mutual written consent of all of the parties to this Agreement;

                  (ii) by Buyer, pursuant to written notice by Buyer to Company, if any of the conditions set forth in Section 6.1 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

                  (iii) by Company, pursuant to written notice by Company to Buyer, if any of the conditions set forth in Section 6.2 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Company, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

                  (iv) by Buyer in its sole discretion, if either the Company or any representative of the Company solicits, encourages, entertains or discusses any Acquisition Proposal from any person or any entity other than Buyer; or

                  (v) by Buyer or Company, if the Closing has not occurred on or prior to July 9, 1999.

         7.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 7.1, provided, however, that (i) the provisions of Section 3.8, this Article 7, Section 11.1 and Section
11.9 hereof shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, and (iii) the parties shall have rights to proceed as further set forth in
Section 7.3 below.

         7.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 7.1 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 7.1 hereof have not been satisfied, Company shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.


SECTION 8. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         8.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for a period of two years regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.


SECTION 9. INDEMNIFICATION.

         9.1 Indemnification by the Stockholder and the Primary Parties. The Stockholder, each of the Primary Parties and their respective successors and assigns jointly and severally agree subsequent to the Closing to indemnify and hold the Company, Buyer and their respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees of any of the foregoing (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation or a deliberate or wilful breach by the Company, the Stockholder or any of the Primary Parties of any of their representations, warranties, agreements or covenants under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto;

                  (b) any other breach of any representation or warranty of the Company, the Stockholder or any Primary Party under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of such representations or warranties;

                  (c) any other breach of any agreement or covenant of the Company, the Stockholder or any Primary Party under this Agreement or in any agreement, document, instrument, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing constituting a breach of any such agreement or covenant.

                  (d) any liability of the Company for Taxes arising from an event or transaction prior to the Closing or as a result of the Closing which have not been paid or provided for or adequately reserved against by the Company, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company;

                  (e) any liability relating to the operation, activities or conduct of the business of the Company on or prior to the Closing Date including, without limitation, any liability of the Company relating to any claims resulting from the Company's failure to be qualified to do business in the state of New York and the Commonwealth of Pennsylvania other than (i) liabilities or obligations of the Company reflected on the Base Balance Sheet or incurred thereafter in the ordinary course of business (except for any such liability required to be disclosed on a Schedule to this Agreement that is not so disclosed), (ii) liabilities under the Contracts or any contract, agreement or arrangement not required to be disclosed on any Schedule to this Agreement and (iii) other liabilities disclosed in this Agreement or any Schedule furnished pursuant hereto; and

                  (f) any liability of the Company in respect of any claim made by any third party and relating to, arising out of or in connection with any event occurring on or prior to the Closing Date.

                  (g) The Stockholder and each Primary Party hereby acknowledges and agrees that neither the Stockholder nor any Primary Party shall have any right of indemnity or contribution from the Company with respect to any breach of any representation or warranty hereunder.

         9.2 Limitations on Indemnification by the Stockholder.

                  (a) Threshold. Subject to the exceptions set forth in Section 9.2(b) below, no indemnification shall be payable by the Stockholder or any Primary Party with respect to claims except to the extent that the cumulative amount of all such claims first exceed Twenty- Five Thousand Dollars ($25,000) in the aggregate (the "Threshold Amount"), whereupon the Buyer Indemnified Parties shall be entitled to dollar-for-dollar indemnification from the first dollar in accordance with the terms hereof.

                  (b) Maximum Indemnification. Subject to the exceptions set forth in Section 9.2(c) below, neither the Stockholder nor any Primary Party shall be obligated to indemnify any Indemnified Party for any amount of otherwise indemnifiable losses in excess of Three Hundred Thousand Dollars ($300,000) (the "Maximum Indemnification").

                  (c) Limitation on Certain Claims. Notwithstanding anything herein to the contrary, Buyer Indemnified Parties (i) shall be entitled to dollar-for-dollar indemnification from the first dollar, (ii) shall not be subject to the Threshold Amount, and (iii) shall not be subject to the Maximum Indemnification in seeking indemnification from the Stockholder or any Primary Party with respect to any of the following:

                           (i) Losses involving a breach by the Company, the Stockholder or any Primary Party of any of the representations and warranties contained in Section 2.2, 2.3, 2.5, 2.8, 2.9, 2.23, 2.27 or 2.28; or

                           (ii) Losses described in Sections 9.1(a) or
         9.1(c)-(f), inclusive.

         Indemnification pursuant to Section 9.2 shall be limited to the aggregate amount of the Purchase Price plus any Additional Payment to be paid to the Stockholder (or any successor or assignee of the Stockholder) outstanding as of the date of the Buyer's notice with respect to the pertinent claim.

                  (d) Time Limitation. No indemnification shall be payable to a Buyer Indemnified Party with respect to claims asserted pursuant to Subsection 9.1(b) (other than any claims for indemnification for Taxes or based upon or related to a breach of any representation, warranty or covenant with respect to title to the Company Shares, authorization, Taxes or tax related matters, finder's fees, ERISA, or environmental matters) after the date which is the second anniversary of the Closing Date (the "Indemnification Cut-Off Date"); provided that (i) any claim as to which notice is given by a Buyer Indemnified Party to the Stockholder or any Primary Party prior to the Indemnification Cut-Off Date shall survive the Indemnification Cut-Off Date until final resolution of such claim; (ii) claims based upon or related to a breach of any representation or warranty contained in Sections 2.5, 2.8, 2.9, 2.23, 2.27 or
2.28 or in Sections 9.1(c)-9.1(f), inclusive may be asserted until the 60th day following expiration of the statute of limitations (if any) applicable to such claim; and (iii) claims based upon a breach of any representation or warranty contained in Section 2.3 or pursuant to Section 9.1(a) shall continue without limitation as to time.

         9.3 Indemnification by Buyer. Buyer agrees to indemnify and hold the Stockholder, each party holding any partnership interest in the Stockholder, each Primary Party and their respective heirs, legal representatives, successors and assigns (individually a "Stockholder Indemnified Party" and collectively the "Stockholder Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting such a breach.

         9.4 Limitation on Indemnification by Buyer. Notwithstanding the foregoing, no indemnification shall be payable to the Stockholder or any Primary Party with respect to claims asserted pursuant to Section 9.3 above after the Indemnification Cut-Off Date (other than any claim relating to the performance of the Buyer's obligations under Section 1.2 and Section 5.5 hereof). With regard to Section 5.5, indemnification shall be payable to James J. Forkin with respect to any claims asserted pursuant to Section 5.5 for so long as James J. Forkin remains the Guarantor under the Guaranty.

         9.5 Notice; Defense of Claims. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         9.6 Satisfaction of Stockholder Indemnification Obligations. In order to satisfy the indemnification obligations of the Stockholder and the Primary Parties pursuant to Sections 9.1 above and without limiting any right of any Buyer Indemnified Party with respect to any claim for indemnification thereunder, subject to the limitations set forth in Section 9.2, each Buyer Indemnified Party shall have the right (in addition to collecting directly from the Stockholder) to recover the amount of such indemnification obligation by setting off and applying the amount of such obligation against any amounts payable to the Stockholder hereunder.

SECTION 10. DEFINITIONS.

         For the purposes of this Agreement, the capitalized terms set forth below shall have the meanings indicated.

         "Accountants" shall have the meaning set forth in Section 1.2 hereof.

         "Accumulated Funding Deficiency" shall have the meaning set forth in
         Section 2.27 hereof.

         "Acquisition Proposal" shall have the meaning set forth in Section 3.6 hereof.

         "Additional Revenue" shall mean the excess of (i) the amount equal to the Company's commission revenues attributable to sales of the products of the New Business Prospects during the twelve month period ending on the first anniversary of the Closing Date over (ii) an amount equal to
         (x) $200,000 plus (y) the net reduction, if any, in the Company's commission revenues during the twelve month period ending on the first anniversary of the Closing Date attributable to any termination or diminution of the brokerage relationship in effect as of the Closing Date with any of the Company's Principals as reflected in Schedule 2.8(d). All of the components of Additional Revenue shall be calculated on an annualized basis.

         "Affiliate" shall have the meaning set forth in Section 2.27 hereof.

         "Affiliated Group" shall have the meaning set forth in Section 2.9 hereof.

         "Agreement" shall have the meaning set forth in the Recitals hereto.

         "Approvals" shall have the meaning set forth in Section 2.24 hereof.

         "Audited Financial Statements" shall have the meaning set forth in
         Section 2.8 hereof.

         "Interim Balance Sheet" shall have the meaning set forth in Section 2.8 hereof.

         "Blue Sky" shall have the meaning set forth in Section 2.27 hereof.

         "Buyer" shall have the meaning set forth in the Recitals hereto.

         "Buyer Indemnified Party" and "Buyer Indemnified Parties" shall have the meaning set forth in Section 9.1 hereof.

         "Closing" shall have the meaning set forth in Section 1.4 hereof.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall have the meaning set forth in Section 2.9 hereof.

         "Common Stock" shall have the meaning set forth in the Recitals hereto.

         "Company" shall have the meaning set forth in the Recitals hereto.

         "Company Board" shall have the meaning set forth in Section 6.1 hereof.

         "Company Shares" shall have the meaning set forth in the Recitals hereto.

         "Contract" and "Contracts" shall have the meaning set forth in Section
         2.18 hereof.

         "Controlled Group" shall have the meaning set forth in Section 2.27 hereof.

         "CPR Rules" shall have the meaning set forth in Section 11.9 hereof.

         "Customers" shall have the meaning set forth in Section 2.12 hereof.

         "Employee Program" shall have the meaning set forth in Section 2.27 hereof.

         "Encumbrances" shall have the meaning set forth in Section 2.7 hereof.

         "Environmental Law" shall have the meaning set forth in Section 2.28 hereof.

         "ERISA" shall have the meaning set forth in Section 2.27 hereof.

         "Financial Statements" shall have the meaning set forth in Section 2.8 hereof.

         "GAAP" shall have the meaning set forth in Section 2.8 hereof.

         "Hazardous Material" shall have the meaning set forth in Section 2.28 hereof.

         "Hazardous Waste" shall have the meaning set forth in Section 2.28 hereof.

         "Indemnification Cut-Off Date" shall have the meaning set forth in
         Section 9.2 hereof.

         "Intellectual Property" shall have the meaning set forth in Section
         2.16 hereof.

         "Interim Financial Statements" shall have the meaning set forth in
         Section 2.8 hereof.

         "IRS" shall have the meaning set forth in Section 2.9 hereof.

         "Leased Real Property" shall have the meaning set forth in Section 2.7 hereof.

         "Liens" shall have the meaning set forth in Section 2.3 hereof.

         "Maintains" shall have the meaning set forth in Section 2.27 hereof.

         "Material Adverse Effect" shall have the meaning set forth in Section
         2.12 hereof.

         "Maximum Indemnification" shall have the meaning set forth in Section
         9.

         "Multiemployer Plan" shall have the meaning set forth in Section 2.27 hereof.

         "New Business Prospects" shall mean and include the Principals identified on Exhibit G attached hereto as such Exhibit may be amended or modified from time to time after the date hereof upon the mutual written agreement of the Buyer and the Stockholder's Representative.

         "Owned Real Property" shall have the meaning set forth in Section 2.7 hereof.

         "Permitted Encumbrances" shall have the meaning set forth in Section
         2.7 hereof.

         "Principal" shall have the meaning set forth in Section 2.12.

         "Products" shall have the meaning set forth in Section 2.16 hereof.

         "Prohibited Transaction" shall have the meaning set forth in Section
         2.27 hereof.

         "Purchase Price" shall have the meaning set forth in Section 1.1 hereof.

         "Real Property" shall have the meaning set forth in Section 2.7 hereof.

         "Reportable Event" shall have the meaning set forth in Section 2.27 hereof.

         "Revenue Statement" shall have the meaning set forth in Section 1.2 hereof.

         "Senior Debt" shall mean and include all principal of, interest on, premium, if any, and other obligations of Buyer with respect to any (i) indebtedness to any bank, trust company, insurance company or other institutional lender providing financing to Buyer whether outstanding on the date hereof or incurred, created or arising hereafter pursuant to any agreement or instrument which Buyer may have executed and delivered prior to the date hereof, or may execute and deliver as of the date hereof or at any time hereafter, including, without limitation, the indebtedness of Buyer under that certain Credit Agreement, as amended from time to time, dated as of December 18, 1998, by and between Buyer, First Union National Bank, as agent and certain other lenders named therein, (ii) indebtedness of Buyer for monies borrowed from other entities, (iii) obligations of Buyer as lessee under leases of real or personal property, (iv) principal of, interest on and premium, if any, relating to any indebtedness or obligations of others of the kinds described (i), (ii) and (iii) above assumed or guaranteed in any manner by Buyer, and (v) any amendment, modification, supplement, restatement, refinancing, deferral, renewal, extension or refunding of any such indebtedness described in (i), (ii), (iii), and
         (iv) above (including, without limitation, any of the foregoing having the effect of increasing the principal amount of the indebtedness outstanding or available thereunder) as may be entered into by Buyer from time to time.

         "Severance Pay" shall have the meaning set forth in Section 2.30 hereof.

         "Stockholder" shall have the meaning set forth in the Recitals hereto.

         "Stockholder Indemnified Party and "Stockholder Indemnified Parties" shall have the meaning set forth in Section 9.3 hereof.

         "Stockholder's Representative" shall have the meaning set forth in
         Section 1.5 hereof.

         "Taxes" shall have the meaning set forth in Section 2.9 hereof.

         "Threshold Amount" shall have the meaning set forth in Section 9.2 hereof.

         "Transaction Documents" shall have the meaning set forth in Section 2.6 hereof.

         "Unfunded Benefit Liabilities" shall have the meaning set forth in
         Section 2.27 hereof.

         "Base Balance Sheet" shall have the meaning set forth in Section 2.8 hereof.

SECTION 11. MISCELLANEOUS.

         11.1 Fees and Expenses.

                  (a) Buyer, on one hand, and the Stockholder on the other, shall pay all of its or their respective fees, expenses and costs incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby and none of such fees, expenses or costs incurred by or on behalf of the Stockholder shall be paid by the Company.

                  (b) The Stockholder will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Company Shares to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to such transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.


         11.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         11.3 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by a nationally recognized overnight courier for next day delivery, on the next business day following delivery to such overnight courier, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:                              Merkert American Corporation
                                       490 Turnpike Street
                                       Canton, Massachusetts 02021
                                       Attn:  Chief Executive Officer

With a copy to:                        Goodwin, Procter & Hoar  LLP
                                       Exchange Place
                                       Boston, MA  02109
                                       Attn.: Stuart M. Cable, P.C.

TO COMPANY:                            Buckeye Sales & Marketing, Inc.
                                       2265 Enterprise East Parkway
                                       Twinsburg, Ohio  44087
                                       Attn: James J. Forkin

With a copy to:                        Arter & Hadden LLP
                                       925 Euclid Avenue
                                       1100 Huntington Building
                                       Cleveland, Ohio  44115-1475
                                       Attn: Jacob I. Rosenbaum, Esq.

TO THE STOCKHOLDER
REPRESENTATIVE:                        James J. Forkin
                                       2055 Fairway Blvd.
                                       Hudson, Ohio 44236


         Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         11.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Schedules or Exhibits or in such other writings.

         11.5 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation, partnership or other entity controlling, controlled by or under common control with Buyer upon written notice to the Company and the Stockholder. This Agreement may not be assigned by the Stockholder, any Primary Party or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         11.6 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         11.7 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         11.8 Publicity and Disclosures. No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and the Company.

         11.9 Dispute Resolution; Consent to Jurisdiction.

                  (a) Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

                  (b) Any such arbitration shall be conducted in accordance with the following:

                           (i) The arbitrator shall be authorized, but not required, to award to the prevailing party the costs of arbitration, including the reasonable fees and expenses of attorneys and accountants.

                           (ii) The arbitrator shall not be authorized or empowered to award damages in excess of compensatory damages.

                           (iii) The arbitrator shall enforce the following agreed upon procedures: (A) mandatory exchange of all relevant documents to be accomplished within 30 days of the initiation of the arbitration procedure; (B) hearings before the arbitrator shall be limited to a summary presentation by each party not to exceed three hours for each party; (C) all hearings shall have concluded not more than 60 days after the initiation of the arbitration procedure; and (D) the arbitrator's decision shall be rendered not more than 10 days after the conclusion of such hearings.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 11.9 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

                  (d) Each of the parties hereto (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts for the purpose of enforcing the award or decision in any such proceeding, (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any party hereto may at its option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

         11.10 Consent to Jurisdiction. Each of the parties hereby consents to the exclusive personal jurisdiction, service of process and venue in the federal or state courts sitting in Cleveland, Ohio for any claim, suit or proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

         11.11 Specific Performance. The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Company or the Stockholder and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by the Company, the Stockholder or any Primary Party, and Buyer does not elect to terminate under Section 7, Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Buyer.

         11.12 No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto. Neither this Agreement nor any of the transactions contemplated hereby shall be deemed to create or enlarge any rights in any party not a party hereto.

         11.13 Severability. The parties agree that, in the event that any provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to be contrary to law, the provision in question shall be construed so as to be lawful and the remaining provisions of this Agreement shall remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.


                                       MERKERT AMERICAN
                                       CORPORATION


                                       By:
                                          Name:
                                          Title:

                                       BUCKEYE SALES & MARKETING,
                                       INC.


                                       By:
                                          Name:
                                          Title:


                                       JF & JF LIMITED PARTNERSHIP



                                       By:
                                          Name:
                                          Title:



                                       -----------------------------------------
                                       JAMES J. FORKIN



                                       -----------------------------------------
                                       JOAN M. FORKIN



                                       -----------------------------------------
                                       TIMOTHY P. FORKIN

                                                                       EXHIBIT A

        List of Stockholders, Stockholdings and Consideration to be Paid


==============================================================================================
                         NO. OF COMPANY        PERCENTAGE
NAME AND ADDRESS OF          SHARES              EQUITY             CASH AT          MONTHLY
   STOCKHOLDER               OWNED             OWNERSHIP            CLOSING          PAYMENTS
---------------------------------------------------------                            ---------
   JF & JF Limited            100                 100               $100,000            40
Partnership
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

==============================================================================================